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                                                                    EXHIBIT 23.3

          [LEE KEELING AND ASSOCIATES, INC. LETTERHEAD APPEARS HERE]



                                 April 8, 1996


Coda Energy, Inc.
5735 Pineland Drive, Suite 300
Dallas, Texas 75231

Attention:  Mr. Claude A. Seaman

                       Re: Evaluation of Proved Oil and Gas Reserves Coda Energy, Inc.
                            Effective Dates:  January 1, 1994
                                              January 1, 1995
                                              January 1, 1995
                            Pursuant to the Requirements of the
                              Securities and Exchange Commission

Gentlemen:

We hereby consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of information from our reports with effective dates of January 1, 1994, 1995 and 1996 in the registration Statement on Form S-4 of Coda Energy, Inc. registering the Notes.

                            LEE KEELING AND ASSOCIATES, INC.



                            By:      \s\  KENNETH RENBERG
                                ------------------------------
                                Kenneth Renberg,
                                Vice President


Tulsa, Oklahoma
April 8, 1996